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                                                                    EXHIBIT 10.2



                            STOCK VESTING AGREEMENT

     THIS STOCK VESTING AGREEMENT (this "Agreement"), dated as of October 19, 1999, between WatchGuard Technologies, Inc.WatchGuard Technologies, Inc., a Delaware corporation (the "Company") and Danny M. BeadleDanny M. Beadle, an individual ("Employee").

                                   RECITALS

     A. Pursuant to that certain Asset Purchase Agreement among BeadleNet, LLC, the Company, Productivity Enhancement Products, Inc. and Employee, dated October 19, 1999, BeadleNet, LLC will sell substantially all of its assets to the Company (the "Asset Purchase Agreement").

     B. In connection with the Asset Purchase Agreement, Employee and the Company have entered into an Employment Agreement, dated October 19, 1999 (the "Employment Agreement"), pursuant to which Employee has agreed to provide services to the Company for a term beginning on the date hereof and ending on October 19, 2001 (the "Employment Term").

     C. In consideration for Employee's services and Employee's covenants contained in Section 8 of the Employment Agreement, the Company issued to the Employee at the commencement of the Employment Term $750,000 in unregistered shares of the Company's Common Stock (the "Employee Stock").

     D. Employee desires and intends, in consideration of the promises of the Company in the Employment Agreement and the issuance of the Employee Stock, to enter into this Agreement for the purpose of specifying the terms and conditions relating to the issuance of the Employee Stock.

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants of the parties herein contained, it is hereby agreed as follows:

     1.   Employment Agreement. The Company shall employ Employee on the terms
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and conditions set forth in the Employment Agreement.

     2.   Forfeiture of Reserved Shares.
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          (a) A number of shares of Employee Stock (the "Reserved Shares")
determined by dividing (i) Five Hundred Thousand Dollars ($500,000) by (ii) the Fair Market Value (as defined in the Asset Purchase Agreement) on the date of Closing (as defined in the Asset Purchase Agreement) shall be subject to forfeiture in accordance with the schedule set forth below. The number of Reserved Shares set forth in such schedule shall be forfeited to the Company if Employee resigns for any reason or his Employment with the Company is

Stock Vesting Agreement                         WatchGuard Technologies, Inc.
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terminated for "Cause" (as defined in the Employment Agreement) on or before the second anniversary of this Agreement.

         Period During Which                   Number of Reserved Shares Subject
          Termination Occurs:                            to Forfeiture:
--------------------------------------       -----------------------------------

Prior to the first anniversary of the
date hereof:                                 100% of Reserved Shares

Upon the first anniversary of the date
hereof and prior to the expiration of the
Employment Term:                             50% of Reserved Shares

Upon the expiration of the Employment
Term:                                        0%

      In the event of Employee's death or "total disability" (as defined in the Employment Agreement), any remaining Reserved Shares shall be released by Employer and shall no longer be subject to forfeiture.

          (b) The stock certificates representing the Reserved Shares with respect to which the forfeiture provision has not lapsed shall be held by the Company. Any shares forfeited to the Company pursuant to Section 2(a) shall be retransferred to the Company for cancellation. Concurrent with the execution of this Agreement, Employee shall execute and deliver to the Company three assignments separate from certificate endorsed in blank and such other documentation as the Company shall reasonably require to carry out the purposes of this Section 2.

          (c) Until retransferred to the Company in accordance with the provisions of this Section 2, the Reserved Shares shall be held of record by the Employee for all purposes (including federal income tax purposes), and the Employee shall have the full right to vote the Reserved Shares on all matters coming before the stockholders of the Company. For federal and state income tax purposes, any dividends or other distributions with respect to the Reserved Shares shall be income of the Employee.

          (d) Subject to paragraph (a) and paragraph (i) of this Section 2, upon the first anniversary of the date hereof, 50% of the Reserved Shares shall be released and shall no longer be subject to forfeiture. Upon the expiration of the Term, the remaining Reserved Shares shall be released and shall no longer be subject to forfeiture. Promptly following each such release date, the Company shall promptly deliver or cause to be delivered to Employee the certificate or certificates representing such Reserved Shares held by the Company and belonging to Employee.

          (e) Employee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the fair market value of the Reserved Shares on the

Stock Vesting Agreement                         WatchGuard Technologies, Inc.

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date any forfeiture restrictions applicable to the Reserved Shares lapse will be reportable as ordinary income on the lapse date. Employee understands that he may elect under Code Section 83(b) to be taxed at the time the Reserved Shares are received hereunder, based on the fair market value of the Reserved Shares on that date, rather than when and as the Reserved Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of purchase of the Reserved Shares. Employee understands that failure to make this filing within the applicable thirty (30) day period will result in the recognition of ordinary income by Employee as the forfeiture restrictions lapse.

          (f) Any attempt by Employee to sell, exchange, transfer, pledge or otherwise dispose of the Reserved Shares prior to the release of such Reserved Shares pursuant to Section 2(d) shall be null and void and shall have no force or effect.

          (g) Each party shall execute and deliver all such further instruments and documents, and shall perform any and all acts, necessary to give full force and effect to all of the terms of this Section 2.

          (h) In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, all new, substituted or additional securities or other property to which Employee becomes entitled by reason of ownership of the Reserved Shares shall be subject to forfeiture with the same force and effect as the Reserved Shares subject to forfeiture immediately before such event.

          (i) Employee agrees to pay to the Company, at the applicable time, the full amount of withholding taxes payable with respect to the Reserved Shares. If any withholding tax is due at the time the restrictions lapse, no stock certificate will be delivered to Employee until withholding requirements have been satisfied. Pursuant to the Plan, the Company is authorized to retain and withhold from any payment, such as salary due Employee, the amount of taxes required by any governmental agency to be withheld and paid with respect to the delivery of restricted or unrestricted shares to Employee.

     3.   Transfer of Employee Stock.  If at any time during the term of this
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Agreement Employee shall seek to transfer shares of Employee Stock and Employer shall require an opinion of counsel to the effect that the transaction is exempt from registration, Employer shall pay the reasonable fees of such counsel.

     4    Non-Assignability.  This Agreement is entered into in consideration of
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the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company.

     5    Notices.  Any notice, correspondence or payment required or permitted
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to be given or made hereunder shall be deemed to have been duly given or made when personally delivered to Employee or to Company, or, if mailed, postage prepaid, registered or certified

Stock Vesting Agreement                         WatchGuard Technologies, Inc.

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mail, to Employee at 27342 Capricho, Mission Viejo, California 92692 (fax 949-
348-4230), and to the Company at 316 Occidental Avenue South, Seattle, Washington, 98104, Attention: General Counsel, or at such other address as may be designated in writing by either party to the other, said notice, correspondence and/or payment, if mailed, being deemed to have been duly given as of the date so mailed.

     6    Entire Agreement; Successors and Assigns.  This Agreement constitutes
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the entire agreement and the whole understanding of the parties with respect to the matters contained herein. This Agreement shall be binding upon, and inure to the benefit of the Company and its successors and assigns.

     7    Severability.  In the event that any provision hereof is deemed to be
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invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect without being impaired or invalidated in any way.

     8    Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Washington without regard to conflict of laws principles.

Stock Vesting Agreement                         WatchGuard Technologies, Inc.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                    Employee:



                                    /s/ Danny M. Beadle
                                    ------------------------------
                                    Danny M. Beadle


                                    Company:

                                    WatchGuard Technologies, Inc.



                                    By: /s/Steven N. Moore
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                                    Its: CFO
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Stock Vesting Agreement                         WatchGuard Technologies, Inc.

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